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[Letterhead of Reznick Fedder & Silverman]

                               April 23, 2004

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion to the Post Effective Amendment #2 to the Registration Statement on Form S-11 of our reports dated March 18, 2004 on the audited financial statements of BCTC V Assignor Corp. and Boston Capital Associates V L.L.C., as of December 31, 2003. We also consent to the reference to our firm under the caption "Experts."

                                                    REZNICK FEDDER & SILVERMAN
                                                 /s/Reznick Fedder & Silverman


   ATLANTA   .   BALTIMORE   .   BETHESDA   .   CHARLOTTE